UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐                     Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

Constant Contact, Inc.

(Name of Registrant as Specified in its Charter)

Endurance International Group Holdings, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Endurance International Group Holdings, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Constant Contact, Inc.

Commission File No.: 001-33707

Transcript of video provided to employees of Constant Contact, Inc. (“Constant Contact”)

by Constant Contact

Gail Goodman: There is big news for Constant Contact.

We are joining forces with Endurance International Group to create a new small business online powerhouse!

The combined company will have more than 5 million small business customers and more than $1b in revenue.

I am pleased to introduce you to someone I have known and admired for a while now – Hari Ravichandran – the founder and CEO of Endurance.

Hari Ravichandran: Hello Constant Contact! This is a very exciting time and great news for both companies.

Over the last 18 years, Endurance has helped millions of small businesses get online via multiple brands, such as Bluehost, HostGator, iPage, and Domain.com.

We’ve welcomed many great products and great teams into our family of brands. Constant Contact brings to Endurance a fantastic product suite, a great brand and an especially strong and talented team.

I look forward to working together. And on behalf of the 2,700 employees of Endurance worldwide – Welcome!

Gail Goodman: Congratulations to the entire Constant Contact team for getting us to this big moment. We wouldn’t be here without all of your hard work. And the adventure continues.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving Constant Contact and Endurance. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger between Constant Contact and Endurance. Constant Contact expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Constant Contact and will contain important information about the proposed transaction and related matters. INVESTORS OF CONSTANT CONTACT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CONSTANT CONTACT, ENDURANCE AND THE PROPOSED MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Constant

Contact with the SEC at the SEC’s website at www.sec.gov, at Constant Contact’s website at www.constantcontact.com or by sending a written request to Constant Contact at 1601 Trapelo Road, Waltham, Massachusetts 02451, Attention: Investor Relations Department.

Participants in the Solicitation

Constant Contact, Endurance, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from Constant Contact’s stockholders in connection with the proposed merger. Information regarding Constant Contact’s and Endurance’s directors and executive officers is set forth in their respective definitive proxy statements for their respective 2015 Annual Meetings of Stockholders and their respective most recent annual reports on Form 10-K. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Constant Contact’s stockholders in connection with the proposed merger will be set forth in Constant Contact’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and Constant Contact’s and Endurance’s respective directors and executive officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expected timing of the completion of the transaction described in this document and the related financing; the expected benefits of the transaction; the valuation of Constant Contact; Endurance’s immediate and long-term financial expectations for the combined business, including expected growth, free cash flow generation and ability to achieve long-term financial targets; expectations regarding Endurance’s and Constant Contact’s full-year fiscal 2015 results; and the future operation, direction and success of the Endurance and Constant Contact businesses. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, uncertainties as to the timing of the contemplated transaction; uncertainties as to the approval of Constant Contact stockholders required in connection with the contemplated transaction; the possibility that a competing proposal will be made; the possibility that Endurance may not receive financing on the terms expected; the possibility that the closing conditions to the contemplated transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; the effects of disruption of Endurance’s current plans and operations caused by the announcement of the contemplated transaction, which may cause Endurance’s stock price to decrease or make it more difficult to maintain relationships with employees, customers, vendors and other business partners; the possibility that the business of Constant Contact may suffer as a result of uncertainty surrounding the transaction or that Constant Contact may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; the inability of Endurance and Constant Contact to retain key personnel; the risk that stockholder litigation or other legal proceeding in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; the possibility of the transaction involving unexpected costs, liabilities or delays; the possibility of any failure to realize the intended benefits of the contemplated transaction, including the inability to integrate Constant Contact’s and Endurance’s business and operations or to realize the anticipated synergies in the expected amount or within the anticipated time frames or cost expectations or at all; the possibility that Endurance’s and Constant Contact’s estimated fiscal 2015 results may differ from expectations; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; additional expenditures of time and resources related to transaction costs, charges and expenses; adverse impact on Endurance’s business from increased indebtedness and the cost of servicing its debt; actual or contingent liabilities; and other risks and uncertainties discussed in Endurance’s and Constant Contact’s filings with the SEC, including the “Risk Factors” sections of Endurance’s and Constant Contact’s most recent Quarterly Reports on Form 10-Q for the period ended June 30, 2015 and most recent Annual Reports on Form 10-K for the year ended December 31, 2014. You can obtain copies of Endurance’s and Constant Contact’s filings with the SEC for free at the SEC’s website (www.sec.gov). If the transaction is consummated, Constant Contact’s stockholders will cease to have any equity interest in Constant Contact and will have no right to participate in its earnings and future growth. Neither Endurance nor Constant Contact assume any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.